June 27, 1997

Echo USA, Inc.
c/o Fushimiya Co., Ltd.
4 F Nishi-Shinbashi Building
2-3, Nishi-Shinibashi 2-Chome
Minato-Ku, Tokyo, Japan 105
Attn; Jun Masuyama, President

RE:  1821 E. Dyer Road
     Santa Ana, California

Dear Mr. Masuyama:

     Reference is hereby made to that certain Agreement of Purchase and Sale and Joint Escrow Instructions between you as Seller and the undersigned as Purchaser ("Arden") regarding the above-reference real property ("Property") and dated April 8, 1997 ("Agreement"). Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the agreement. Arden has requested that Seller extend the Closing Date in accordance with such request upon the following terms and conditions:

1. Closing Date. The Closing Date is extended until July 31, 1997; provided that upon five (5) days prior written notice to seller, Arden shall have the right to designate an earlier date as the "Closing Date" (provided such earlier date does not fall on a Friday, Saturday, Sunday or state national holiday).

2. Deposit. Within one (1) business day following the date of execution and delivery of this letter by all parties signifying the parties' acceptance of the terms of this letter, Arden shall increase the Deposit by a cash deposit to Escrow Holder in the amount of One Hundred Thousand Dollars ($100,000.00).

3. Purchase Price. The Purchase Price shall be increased by the product of (i) $1,000, multiplied by (ii) the number of the days that have elapsed from July 1, 1997, until the Closing Date. By way of example only, and not by way of limitations, if the Closing Date occurs on July 20, 1997, the Purchase Price shall be increased by $20,000 to equal $7,220,000.

4. Reaffirmation. Expect to the extend set forth above, Seller and Arden hereby reaffirm and ratify the Agreement as amended hereby.



June 27, 1997
Page 2


     If the foregoing is in accordance with your understanding of our agreement, please sign and return a copy of this Amendment for our files.

                              Sincerely,

                              ARDEN REALTY LIMITED PARTNERSHIP,
                              By:  Arden Realty, Inc.
                                   Its general partner


                                   By: /s/ Victor J. Coleman
                                        Victor J. Coleman,
                                        President & COO

Accepted and Agreed to
this 30th Day of June, 1997

Echo USA, Inc., a Hawaii corporation

By: /s/ Jun Masuyama
Name:  Jun Masuyama
Title:  Its President

cc:  Brig Troy
     Scott Kalt, Esq. (310) 203-0567
     Marley Harrill (213) 891-0834